Exhibit 3.22

CERTIFICATE OF INCORPORATION

OF

CENTRAL PRODUCTS ACQUISITION CORP.

1.	The name of the Corporation is CENTRAL PRODUCTS ACQUISITION CORP.

2.	The address of the Corporation’s registered office in the State of Delaware is 9 East Loockerman Street in the City of Dover, County of Kent. The name of its registered agent at such address is Capitol Services, Inc.

3.	The purpose of the Corporation is to engage in any lawful act, or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.	The total number of shares of capital stock that the Corporation shall have the authority to issue is 1,000 shares of Common Stock with a pare value of $1.0 per share.

5.	The name and mailing address of the incorporator is:

Timothy R. Vaughan

14800 Quorum Drive, Suite 510

Dallas, Texas 75240

6.	The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws of the Corporation, and until changed in the manner provided in the Bylaws shall be two persons. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Address

Ned N. Fleming, III	600 N. Pearl Street, Suite 2160
L.B. 100
Dallas, Texas 75201

Richard J. Boyle	6110 Blue Circle Drive
Minnetonka, MN 55343

7.	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

8.	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner described by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.	A director of the Corporation shall not, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty to the Corporation or its stockholders.

The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereto set his hand this 12th day of September, 1995.

/s/ Timothy R. Vaughan
Timothy R. Vaughan

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

CENTRAL PRODUCTS ACQUISITION CORP.

CENTRAL PRODUCTS ACQUISITION CORP., a corporation duly incorporated on September 12, 1995 (the “Corporation”), which is existing under and by virtue of the Delaware General Corporation Law, does hereby certify as follows:

First: That the Board of Directors of said corporation adopt a resolution setting forth and adopting the following as an amendment to the Certificate of Incorporation of said corporation;

Second: That thereafter the stockholders of said corporation outstanding and entitled to vote signed a written consent adopting the following as an amendment to the Certificate of Incorporation of said corporation in accordance with Section 228 of the Delaware General Corporation Law; and

Third: That this Certificate of Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law and that, affective Upon the filing of this Certificate of Amendment to the Certificate of Incorporation, Paragraph 1 of the Certificate of Incorporation shall be amended and to read in its entirety as follows:

“1. The name of the Corporation is Central Products Company.”

The undersigned, being the President of the Corporation, for the purpose of amending the Certificate of Incorporation of said corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 7th day of February, 1996.

By:	/s/ Ned N. Fleming, III
Ned N. Fleming, III, President

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

CENTRAL PRODUCTS COMPANY

CENTRAL PRODUCTS COMPANY, a corporation duly incorporated on September 12, 1995, under the name Central Products Acquisition Corp. (the “Corporation”), which is existing under end by virtue of the Delaware General Corporation Law, does hereby certify as follows:

First:    That the Board of Directors of said corporation adopted a resolution setting forth and adopting the following as an amendment to the Certificate of Incorporation of said corporation;

Second:    That thereafter the sole stockholder of said corporation signed a written consent adopting the following as an amendment to the Certificate of Incorporation of said corporation in accordance with Section 228 of the Delaware General Corporation Law; and

Third:    That this Certificate of Amendment to the Certificate of, Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General. Corporation. Law and that, effective upon the filing of this Certificate of Amendment o the Certificate of Incorporation, Paragraph 4 of the Certificate of Incorporation shag be amended and to read in its entirety as follows:

“4. The total number of shares. of capital stock that the Corporation shall have the authority to issue is 200,000 shares of Common Stock. Each of the shares of Common Stock shall have no par value.”

The undersigned, being the President of the Corporation, for the purpose of amending the Certificate of Incorporation of said corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 22nd day of February, 1996.

By:	/s/ Ned N. Fleming, III
Ned N. Fleming, III, President